Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of 1st UNITED BANCORP, INC. ("the Company"), do hereby constitute and appoint John Marino, Warren S. Orlando, and Rudy E. Schupp, or any of them, our true and lawful attorneys and agents to sign a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.

Executed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rudy E. Schupp	Chief Executive Officer and Director	August 26, 2009
Rudy E. Schupp	(Principal Executive Officer)

/s/ John Marino	President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 25, 2009
John Marino

/s/ Warren S. Orlando	Chairman of the Board	August 25, 2009
Warren S. Orlando

/s/ Paula Berliner	Director	August 25, 2009
Paula Berliner

/s/ Jeffery L. Carrier	Director	August 25, 2009
Jeffery L. Carrier

/s/ Ronald A. David	Director	August 25, 2009
Ronald A. David

/s/ James Evans	Director	August 25, 2009
James Evans

/s/ Arthur S. Loring	Director	August 25, 2009
Arthur S. Loring

/s/ Thomas E. Lynch	Director	August 25, 2009
Thomas E. Lynch

/s/ Carlos Morrison	Director	August 25, 2009
Carlos Morrison

/s/ H. William Spute, Jr.	Director	August 25, 2009
H. William Spute, Jr.

/s/ Joseph W. Veccia, Jr.	Director	August 25, 2009
Joseph W. Veccia, Jr.